As filed with the Securities and Exchange Commission on June 1, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Host Marriott Corporation

(Exact name of registrant as specified in its charter)

Maryland	53-0085950
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(240) 744-1000

(Address, including Zip Code, of Registrant’s

Principal Executive Offices)

Copies to:

Elizabeth A. Abdoo	Scott C. Herlihy, Esq.
HOST MARRIOTT CORPORATION 6903 Rockledge Drive, Suite 1500 Bethesda, Maryland 20817 (240) 744-1000	LATHAM & WATKINS 555 11th Street, N.W. Suite 1000 Washington, DC 20004 (202) 637-2200

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-113901

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8 7/8% Class E Cumulative Redeemable Preferred Stock, par value $0.01	New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

Item 1.	Description Of Registrant’s Securities To Be Registered.

A complete description of the 8 7/8% Class E Cumulative Redeemable Preferred Stock, par value $.01 per share, of Host Marriott Corporation (the “Registrant”), which is to be registered hereunder is contained in the section titled “Description of Capital Stock—Preferred Stock” on pages 24 through 34 of the Prospectus included in the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (File No. 333-113901), filed with the Securities and Exchange Commission on March 24, 2004, as amended by Amendment No. 1 thereto dated April 15, 2004 which was declared effective by the Commission on April 19, 2004 and as supplemented by the information in the Section “Description of the Class E Preferred Stock” on pages S-16 through S-29 of the Prospectus Supplement, dated May 26, 2004 which was filed pursuant to 424(b) by the Registrant with the Securities and Exchange Commission on May 28, 2004. Such description is hereby incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.
3.1	Articles of Amendment and Restatement of Articles of Incorporation of Host Marriott Corporation (incorporated by reference to Exhibit 3.3 to Host Marriott Corporation’s Amendment No. 2 to its Registration Statement on
Form S-4 (SEC File No. 333-64793) filed on November 10, 1998).
*3.2	Articles of Amendment of the charter of Host Marriott Corporation
*3.3	Articles Supplementary for the 8 7/8% Class E Cumulative Redeemable Preferred Stock
3.4	Bylaws of Host Marriott Corporation, as amended, effective August 1, 2002 (incorporated by reference to Exhibit 3.1 to Host Marriott’s Annual Report on Form 10-K for 2002, filed on March 31, 2003).
*3.5	Form of stock certificate for the 8 7/8% Class E Cumulative Redeemable Preferred Stock

*	Filed herewith

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Host Marriott Corporation

Date: June 1, 2004	By:	/s/ Larry K. Harvey

Name: Larry K. Harvey Title: Senior Vice President and Corporate Controller